UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2009

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 397-5298

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, John M. Cochrane assumed the position of Interim Chief Financial Officer of PMA Capital Corporation (the “Company”) on December 8, 2009.  On December 21, 2009, the Compensation Committee of the Board of Directors approved certain compensation arrangements for Mr. Cochrane.  These arrangements included a quarterly supplemental bonus, a grant of 4,000 restricted shares and a severance agreement.

Mr. Cochrane is eligible for a quarterly supplemental bonus of $15,000 per quarter.  The first payment is guaranteed and payable on March 15, 2010.  Subsequent quarterly bonus payments will be paid based on performance in the discretion of the Company’s President and Chief Executive Officer.

The severance agreement was entered into on December 21, 2009 and entitles Mr. Cochrane to certain payments and benefits in the event that his employment with the Company is terminated.  Events triggering severance payments or the provision of benefits under the agreement are termination by us without cause, termination by Mr. Cochrane with good reason and the death or disability of Mr. Cochrane.

If Mr. Cochrane’s employment is terminated without cause or for good reason, he will be entitled to receive a prorated bonus, a severance payment equal to his base salary and target bonus, three months to exercise any vested and unexpired stock options, the prorated portion of any outstanding long-term incentive plan awards, as well as health and welfare benefits and executive job search support.  If a termination without cause or for good reason occurs in anticipation of or within 18 months following a change in control, the benefits that the Company is required to provide will increase.

If Mr. Cochrane’s employment is terminated due to death or disability, he or his estate will be provided a prorated target bonus and one year to exercise any unexpired stock options.  In addition, all outstanding equity based awards will vest on the date of termination.

A copy of the severance agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 8.01  Other Events.

On December 24, 2009, PMA Capital Corporation announced the closing of the sale of its Run-Off Operations.  A copy of the press release announcing the closing of the sale is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.                      Description

Exhibit 10.1                      Severance Agreement between PMA Capital Corporation and John M. Cochrane, dated December 21, 2009.

Exhibit 99.1                      PMA Capital Corporation News Release, dated December 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PMA Capital Corporation

December 24, 2009	By:	/s/ Stephen L. Kibblehouse
	Name:	Stephen L. Kibblehouse
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Severance Agreement between PMA Capital Corporation and John M. Cochrane, dated December 21, 2009.

99.1	PMA Capital Corporation News Release, dated December 24, 2009.